Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement

(Amended as of June 21, 2012)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Last Day of Term
iShares MSCI Emerging Markets Index Fund	0.72%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares MSCI All Country World Minimum Volatility Index Fund	0.35%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares Emerging Markets Dividend Index Fund	0.68%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

iShares MSCI Global Agriculture Producers Fund	0.39%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

iShares MSCI Global Select Metals & Mining Producers Fund	0.39%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Net Advisory Fee After Waiver	Last Day of Term
iShares MSCI Emerging Markets Minimum Volatility Index Fund	0.75%	0.50%	0.25%	December 31, 2014
iShares Emerging Markets Dividend Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets Asia Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets EMEA Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets Growth Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets Value Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares Global ex USD High Yield Corporate Bond Fund	0.55%	0.15%	0.40%	December 31, 2014
iShares Global High Yield Corporate Bond Fund	0.55%	0.15%	0.40%	December 31, 2014

ISHARES, INC. on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere		Edward Baer
	Secretary, iShares, Inc.		Managing Director

		By:	/s/ Michael Latham
Michael Latham
Managing Director

Dated: June 21, 2012

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]